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                CHANGEPOINT - ARTEMIS INTERNATIONAL JOINT VENTURE

                           MEMORANDUM OF UNDERSTANDING




1.       PURPOSE AND OVERVIEW:      Artemis  International  Germany Gmbh ("AI")
                                    and Changepoint  Europe Ltd.  ("CPE")
                                    intend to create a  corporate  joint
                                    venture  in  Germany,  Changepoint  Germany
                                    Gmbh("CPG").

                                    CPG's objective is to become the leading centre of excellence in the provision of Professional Services Automation solutions (the "Changepoint Products") and related services in the German speaking regions of the Euro zone.

                                    The objective will be achieved through CPG becoming the exclusive marketing representative of the Changepoint Products in Germany and the other German speaking regions of Europe (the "Territory"). CPG will provide consulting, sales support, implementation and integration services, pre-sales support, first and second-line software support and maintenance services, and the coordination of the translation of Changepoint products into the German language.

                                    The development and launch of a
                                    myChangepoint service and an ASP service
                                    offering access to Changepoint products in
                                    the Territory is also an objective of CPG,
                                    however the timing of the development of
                                    these services has not been determined and
                                    the financial terms governing their offering
                                    may differ from those set out herein.
2.       SHARE OWNERSHIP AND
         INITIAL CAPITALIZATION:    CPE will own 60% and AI will
                                    own 40% of the issued and outstanding shares in the capital of CPG and the initial capitalization costs of CPG will be shared by the parties in the same ratio as their ownership of shares.

3.       START-UP COSTS:            The start-up costs, beginning on the
                                    effective date of the Shareholder Agreement, related to the joint venture will be shared by the parties in the same ratio as their ownership of shares. The parties will each be responsible for their respective legal and other professional fees (e.g., tax advisors).

4.       GOVERNANCE:                The parties will enter into a shareholder
                                    agreement to provide for the conduct of the business of CPG, to provide for the transfer and ownership of shares in the capital of CPG and to govern the relationship between the parties. The shareholder agreement will address the issue of termination of the joint venture.

                                    The board of directors will be responsible for the overall management of CPG. The initial board of directors will include 2


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                                    representatives of CPE and 1 representative
                                    of AI. The board of directors will determine the size and frequency of dividend payments to shareholders and will consider the retained earnings proposals submitted by management

                                    The parties will agree upon a list of
                                    corporate actions that require the approval of the board of directors, including:

                                    -  All financing by debt or equity;

                                    -  Changes to the capital structure of CPG;

                                    -  Changes in the financial year;

                                    -  Non-arm's length dealings;

                                    -  Approval of the annual budget;

                                    -  Expenditures in excess of relevant
                                       budgets;

                                    -  Changes in senior management.

5.       MANAGEMENT:                AI will appoint the majority of the initial
                                    officers of CPG from its ranks.. The
                                    officers of CPG will be responsible for
                                    day-to-day operations.

                                    The officers of CPG will prepare in June of each year for the following two years a strategic plan and budget (including revenue, expense and profit forecasts) for the approval of a majority of the board of directors

                                    The officers of CPG will from time to time submit proposals to the board of directors regarding the suggested level of retained earnings to promote the growth of the joint venture.

                                    All employees and officers of CPG will sign
                                    Changepoint standard confidentiality,
                                    non-competition and intellectual property agreement.

6.       INITIAL BUDGET             The initial business plan and budget for CPG
                                    is attached as Appendix A.

7.       EXPENSES:                  CPG will not incur or commit to expenses
                                    other than as contemplated in the budget described in clause 5, without requisite board approval.

8.       PUT AND CALL OPTIONS       1. Subject to the conditions below:

                                      i)  Changepoint Europe (CPE) may at its
                                          option exercise its CALL option to
                                          buy the 40% of Changepoint Germany
                                          (CPG) it does not currently own.

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                                     ii)  Artemis International (AI) may at its
                                          option exercise its PUT option,
                                          requiring CPE to purchase the 40% of
                                          CPG it does not currently own.

                                    2.  Conditions:

                                      a)  Either party will provide the other 3
                                          months  notice of their  intention
                                          to exercise either a PUT or a CALL

                                      b)  The price of the PUT and CALL
                                          options will be determined by
                                          applying the following formula:


                                    CPG Revenue

                                    Divided by:

                                    Consolidated CPNT Corp Revenue


                                    Times:

                                    Value of CPNT


                                    Times:

                                    Percentage Ownership


                                    Times:

                                    Discount for PUT or CALL



                                                  Where:

                                    -     CPG REVENUE is the revenue (from
                                          license sales, maintenance and
                                          consulting) from Changepoint Germany
                                          in the previous 3 months.

                                    -     CONSOLIDATED CPNT CORP REVENUE is the
                                          GAAP revenue recognized by
                                          Changepoint Corporation from
                                          operations in the  previous 3 months.
                                          The

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                                          revenue from CPG is consolidated at
                                          the rate of 60% of CPG REVENUE

                                    -     VALUE OF CPNT is the Stock Price
                                          multiplied by the number of
                                          outstanding shares.  The Stock Price
                                          will be the lesser of the average
                                          trading price of CPNT over the
                                          previous 3 months and the price of
                                          CPNT at the date of exercising the
                                          option.  If CPNT is not publicly
                                          traded than the value of CPNT will be
                                          determined by an independent third
                                          party valuator agreeable to both AI
                                          and CPE.  CPE will pay for the
                                          services of the valuator.

                                    -     PERCENTAGE OWNERSHIP is the portion of
                                          CPG owned by AI (ie 40%)

                                    -     DISCOUNT FOR PUT OR CALL is:  20% for
                                          CALL and 60% for PUT during the first
                                          24 months of the Shareholder Agreement
                                          and 50% thereafter.



                                    c)    During the first 18 months
                                          following the effective
                                          date of the Shareholder
                                          Agreement, the value of
                                          the CALL option will be
                                          the greater of the formula
                                          in a) above and the
                                          appropriate value from the
                                          following table:

                                          Months of Operation
                                                 Value

                                          From month 1 to month 6 inclusive
                                                 $600,000

                                          From month 7 to month 12 inclusive
                                                 $1,200,000


                                          From month 13 to month 18 inclusive
                                                 $1,800,000

                                    d)    If the profitability of CPG measured
                                          on a cumulative year to date basis
                                          from the beginning of CPG's budget
                                          year is not:

                                          i.  equal to or greater than the
                                              board approved budget or


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                                          ii.  above 10%

                                          then the value of the PUT option
                                          will be equal to any loses incurred
                                          by AI in CPG from the effective
                                          date of the Shareholder Agreement

                                    e)    If all or substantially all of the
                                          shares of Changepoint Corp are
                                          acquired by a third party, AI will
                                          have the right to execute a PUT at
                                          the same value as the Changepoint
                                          CALL.

                                    f)    Changepoint will have the right to
                                          exercise a CALL by repaying AI any
                                          loses AI has incurred in CPG from
                                          the effective date of the Shareholder
                                          Agreement, if during the first 24
                                          months following the effective date
                                          of the Shareholder Agreement

                                               the management shareholdings in
                                               AI are reduced below 50% by a
                                               sale to any other third party
                                               than Artemis Management.Systems
                                               or its shareholders.

                                          iii) At its option, Changepoint will
                                               have the right to pay amounts
                                               owning AI from the exercise of
                                               the PUT or CALL options in cash
                                               or shares, if those shares are
                                               liquid, in Changepoint.

                                    3.    AI will provide CPE with pre-emption
                                          rights and rights of first refusal
                                          prior to sale to a third party
9.       NON-COMPETE FOLLOWING
         TERMINATION                AI will refrain from competing directly with
                                    the business of CPE or for two years from the date that either CPG is dissolved or CPE purchases AI's shares in CPG.

10.      DISTRIBUTION AGREEMENT:    Changepoint will appoint CPG as the
                                    exclusive distributor of Changepoint
                                    products in the Territory. CPG will sign a CPE distributor agreement which will provide for the terms of distribution, including:

                                    1.    End user contracts:

                                          CPG will contract directly with end
                                          users in the Territory using a
                                          contract form that is acceptable
                                          to CPE.

                                    2.    Revenue share:

                                          CPG will pay CPE a 40% share of the
                                          license revenue, net of delivery
                                          charges, taxes, and returns from
                                          licenses for Changepoint products to
                                          end users in the Territory.

                                    3.    Support and maintenance:

                                          CPG will contract directly with end
                                          users in the Territory for the

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                                          provision of software support and
                                          maintenance. CPG will provide first
                                          and second level support and CPE will
                                          provide third level support through
                                          CPG for Changepoint products licensed
                                          to end users in the Territory. Support
                                          and maintenance revenue will be split
                                          60% for CPG and 40% for CPE.

                                    4.    Master distributor:

                                          CPG will have the right to appoint
                                          sub-distributors in the Territory. CPG
                                          agrees to cooperate in good faith with
                                          CPE if CPE signs a distribution
                                          agreement with a distributor outside
                                          the territory allowing them to
                                          distribute in the territory. This
                                          cooperation will include the right to
                                          sign a single distribution agreement
                                          with the out of territory distributor.
                                          (Revenue recognition rules to be
                                          defined in the latter case)

                                          Training

                                          g)  CPG will train its sales staff to
                                              sell Changepoint products.

                                          h)  CPG will train its technical
                                              staff to provide technical
                                              sales support (i.e. ability to
                                              conduct demonstrations and
                                              develop a business case based on
                                              the Changepoint Return of
                                              Investment methodology)

                                          i)   CPE will provide training to CPG
                                               staff. CPG will be responsible
                                               for Travel and Expenses of
                                               CPE staff.

                                          j)   CPE will provide implementation
                                               assistance to CPG for the first
                                               three engagements at twenty (20)
                                               percent discount to its standard
                                               services rates as part of the
                                               initial ramp up of the CPE
                                               services group. The expectation
                                               is that CPE staff would lead
                                               the first engagement; CPG staff
                                               would take the lead on the two
                                               subsequent opportunities with CPE
                                               shadowing and supporting the
                                               latter two implementations.

                                    5.    Reporting

                                          CPG will provide a monthly report of
                                          activity and opportunities in a format
                                          to be mutually agreed upon.

                                    6.    Demonstration Software and Hardware

                                          Changepoint will provide CPG with
                                          copies of Changepoint products for
                                          demonstration purposes.

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7.       CONSULTING SERVICES        CPG will provide consulting services to end
                                    users in the territory and will keep 100% of the consulting revenue.

                                    On request, CPG may also provide consulting services to end users outside the Territory and, in this case, the consulting revenue will be split 80% to CPG and 20% to the appropriate Changepoint operation. If, at CPG's request, another Changepoint operation provides consulting services to end users in the territory, the consulting revenue will be split 80% to the Changepoint affiliate and 20% to CPG.

8.       LOCALIZATION               CPE will develop a German language version
                                    of the Changepoint products for sale in the
                                    Territory. CPG will provide assistance, at
                                    no charge, as required. This assistance will
                                    include co-ordination with in-Territory
                                    organizations that provide translation
                                    services and QA reviews.
9.       NEW PRODUCTS,
         TRADEMARKS, TRADE
         NAMES AND LOGOS:           CPG will not, without CPE's consent,
                                    develop, market, license, sell or otherwise commercialize any product provided by or based on a product from any third party that would compete with the products marketed from time to time by CPE.

                                    Subject to the terms herein, CPG will have an exclusive license to use the CPE trademarks, trade names and logos in the Territory. CPG will be subject to CPE's trademark and logo policy as provided from time to time.

                                    All (a) marketing and advertising materials,
                                    (b) website (initial and revisions), and (c) sales and marketing collateral will be provided to CPE by CPG for approval by CPE prior to any use by CPG.

10.      GENERAL:                   The terms of the Joint Venture will be
                                    formalized in agreements to be drafted by counsel and will be subject to tax advice.

                                    All announcements to third parties
                                    (including public announcements) about the joint venture require the prior written approval of both parties.

11.      TIMING:                    Upon execution of this term sheet, the
                                    parties will take the necessary steps to create the joint venture as soon as possible.

12.      NON-BINDING TERM SHEET:    This term sheet summarizes the parties'
                                    intentions regarding the joint venture. This term sheet is not binding on either party.

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13.      CONFIDENTIALITY:           The parties agree to keep the contents of
                                    this term sheet and the discussions about the joint venture confidential and neither party will disclose any information about the joint venture to a third party, other than legal and tax advisors, without the prior written consent of the other party. Notwithstanding that the term sheet is not binding, the confidentiality obligations in this section are intended to be legally binding.

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ARTEMIS INTERNATIONAL GERMANY GMBH.                           CHANGEPOINT EUROPE LTD.

Accepted and agreed to                                        Accepted and agreed to


this _____________ day of ______________, 2000.               this _____________ day of ____________, 2000.

By: __________________________                                By: __________________________

Name:  _______________________                                Name:  _______________________

Title:  ______________________                                Title:  ______________________

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